Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

Exhibit 10.4

CLIENT NO.: 4940 AGREEMENT NO.: 14052

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

AIRPORT SERVICES AGREEMENT ENTERED BY AND BETWEEN AEROPUERTO INTERNACIONAL DE LA CIUDAD DE MEXICO, S.A. DE C.V., HEREINAFTER REFERRED TO AS “AICM”, REPRESENTED HEREIN BY MR. ALEJANDRO MUSI LETAYF, ACTING AS ATTORNEY-IN-FACT, AND AEROLITORAL, S.A. DE C.V., HEREINAFTER REFERRED TO AS “CARRIER”, REPRESENTED HEREIN BY MR. DIEGO HERNANZ MARTIN DEL CAMPO AND MR. DANIEL MARTINEZ MARTINEZ, ACTING AS ATTORNEYS-IN-FACT, PURSUANT TO THE FOLLOWING REPRESENTATIONS AND CLAUSES:

REPRESENTATIONS

I.	“AICM” represents, through its legal representative, that:

I.1

It is a variable capital corporation, incorporates under Mexican law, as documented in public instrument number 44,339, dated May 28, 1998, issued by Mr. Emiliano Zubiria Maqueo, Notary Public No. 25 with authority in the Federal District, currently Mexico City, whose first record was registered under folio 238,577, entry 18,288, on June 25, 1998, in the Public Registry of Property and Commerce of Mexico City.

I.2

It legally manages and operates the Mexico City International Airport Benito Juarez under the Concession granted for such purpose by Mexico’s Federal Government through the Ministry of Communications and Transport (SCT); therefore, as per the provisions in the concerning Title, it has the authority to manage, operate and maintain the airport, its runways, platforms, and buildings, and to provide airport use services, complementary services and commercial services, as well as to arrange and usufruct such assets.

I.3

As per the provisions in articles 43 section III of the Airport Law and other valid and applicable legal regulations, “AICM” has the authority to provide and charge the airport services specified in this agreement, and “AICM” has the right to receive, in accordance with the terms provided in the corresponding Rules and the Concession Title, the income derived from the airport services provided by Aeropuerto Internacional de la Ciudad de Mexico S.A. de C.V.

I.4

For the provision of the airport services set forth herein, “AICM” has the necessary and sufficient infrastructure, facilities, signs and equipment, as well as trained human resources, to perform such services under safe, efficient and quality conditions, in accordance with the category of the airport indicated in representation I.2 above.

I.5

Mr. Alejandro Musi Letayf has sufficient authority to enter into this agreement on behalf and representation of “AICM”, which he demonstrates with a copy of the public instrument No. 39,284, dated February 12, 2020, issued by Mrs. Olga Mercedes Garcia Villegas Sanchez Cordero, Head of the Notary Public Office No. 95 of Mexico City, authority which has not been revoked, modified or restricted in any manner whatsoever.

I.6

“AICM” accepts that “CARRIER” provides CARRIER’s aircrafts with the complementary services indicated in section II of article 43 of the Airport Law and 56 of the Regulations thereof, services which are described in EXHIBIT TWO, provided that CARRIER demonstrates to “AICM” that CARRIER is in any of the circumstances described in article 71 of said Regulations, in which case the appropriate agreement shall be executed.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

CLIENT NO.: 4940 AGREEMENT NO.: 14052

I.7

The Internal Commission of Hiring, Rates and Credits of the Complementary and Commercial Airport Services, hereinafter “COCOSA” of “AICM”, through Agreement No. CC/SAC/141020/09 EXT, dated October 14, 2020, authorized the entry into this Airport Services Agreement, pursuant to the terms and conditions provided herein.

II.	“CARRIER” represents, through its representative, that:

II.1

It is incorporated through divestiture of Aerovias de Mexico, Sociedad Anonima de Capital Variable, as per the Mexican laws, originally named AEROACTIVOS, S. A. DE C. V., as documented in public instrument No. 40,167, dated December 31, 1996, issued by Mr. Roberto Nuñez y Bandera, Notary Public No. 1 of the Federal District, currently Mexico City, registered in the Public Registry of Commerce of Mexico City, Federal District, under commercial folio No. 217,315, dated February 6, 1997.

By means of the public instrument number 40,887, dated June 17, 1997, issued by Mr. Roberto Nuñez y Bandera, Notary Public No. 1 of the Federal District, currently Mexico City, registered in the Public Registry of Property and Commerce of the Federal District, currently Mexico City, under commercial folio 217315, on June 30, 1997, the attestation of the minute of the extraordinary general shareholders’ meeting held on June 17, 1997, where, among other resolutions, it was decided to change the corporation’s commercial name into AEROLITORAL, S.A. DE C.V., resulting in the modification of the article one of its bylaws.

By means of the public instrument number 40,931, dated June 30, 1997, issued by Mr. Roberto Nuñez y Bandera, Notary Public No. 1. of the Federal District currently Mexico City, duly registered in the Public Registry of Commerce of the Federal District, currently Mexico City, under commercial folio number 217315-42226 on July 18, 1997, the merger of AEROLITORAL, S.A. DE C.V., as surviving corporation, and SERVICIOS AEREOS LITORAL, S.A. DE C.V., as absorbed corporation, was documented.

II.2

Its representatives, Mr. Diego Hernanz Martin del Campo and Mr. Daniel Martinez Martinez, have sufficient authority to enter into this agreement, which they demonstrate with a copy of the public instrument No. 33,028, dated April 10, 2019, issued by Mrs. Rosamaria Lopez Lugo, Head of the Notary Public Office No. 223 of Mexico City, stating that such authority has not been revoked, limited or modified in any manner whatsoever.

II.3

It has been granted the Concession TAN-OR-SLI, dated October 24, 2000, to Provide Public Service of Regular National Air Transport of Passenger, Cargo, and Mail; as well as the permits, authorizations, and licenses granted by the Ministry of Communication and Transports (SCT) through the Directorate-General of Civil Aviation, currently Federal Agency of Civil Aviation, acting as Aviation Authority.

II.4

As per the rights obtained under the circumstances set forth in representation II.3 herein, CARRIER represents that it shall be provided with the airport services necessary for its operation at any destination airport in national territory, without prejudice of being able to be modified according to what may be authorized by the Federal Agency of Civil Aviation.

II.5

It has requested to “AICM” the provision of airport services in the airport manage by “AICM” to CARRIER’S company and to the aircrafts owned by CARRIER or at the service thereof that are described in EXHIBIT ONE, which signed by the parties hereto, is attached hereto and is an integral part hereof, at the prices and rates valid and authorized at the moment of such service provision.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

CLIENT NO.: 4940 AGREEMENT NO.: 14052

Additionally, CARRIER has requested that such services are provided under the terms hereunder to those aircrafts at CARRIER’s services, which are not described in EXHIBIT ONE because they do not operate regularly in Mexican territory, as well as to any aircraft that CARRIER must temporarily lease from time to time.

II.6

Should “CARRIER” require to provide its aircrafts with the complementary services indicated in section II of article 48 of the Airport Law, and 56 of the Regulations thereof, described in EXHIBIT TWO, CARRIER shall previously demonstrate before “AICM” that CARRIER is in any of the cases described in article 71 of said Regulations, in which case, the corresponding agreement shall be executed.

III.	The parties represent, through their representatives, that:

III.1

Since this agreement is entered into and will be enforced in the United Mexican States (Mexico), the construction hereof and compliance herewith shall be subject to the legal provisions and the Mexican authorities.

III.2

The parties are aware of their obligations under the Airport Law, the Civil Aviation Law, and other provisions and standards that derived therefrom, as well as the applicable international agreements on the matter as per article 133 of the Political Constitution of the United Mexican States.

III.3

The parties represent that, in case of any issues not included in this Agreement, any relevant aspects shall be governed by the provisions set forth in the Airport Law, the Civil Aviation Law, and other legal provisions relative and applicable to the performance of this Agreement.

III.4	The parties recognize that the airport operates 24 hours a day, 365 days a year.

Now therefore, the parties agree to enter into this agreement pursuant to the following:

CLAUSES

ONE: DEFINITIONS.- For the purposes of this agreement, the following definitions are provided:

I.	Aircraft.- Any vehicle able to operate with self-sufficiency in the airspace carrying people, cargo, and/or email.

II.

Airport.- The civil aerodrome for public service (Mexico City International Airport Benito Juarez), which has appropriate facilities and services to receive and dispatch aircrafts, whose management, operation, usage and, as applicable, construction, have been entrusted or granted in concession to “AICM”.

Ill.	“AlCM”.- Aeropuerto Internacional de la Ciudad de Mexico, S.A. de C.V..

IV.	Movement area.- Area in the airport used for taking off, landing, and taxiing of aircrafts, constituted of runways, taxiways, maneuvering area (including taxiing zone) and platforms.

V.	Aviation Authority.- The Ministry of Communications and Transport through the Federal Agency of Civil Aviation.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

CLIENT NO.: 4940 AGREEMENT NO.: 14052

VI.	Holder of Concession of Public Service of Air Transport.- Mexican entities authorized to provide public service of Regular National Air Transport, granted under the Civil Aviation Law.

VII.

Terminal Facilities.- Free-access areas; restricted-access areas; security checkpoints used by the different authorities assigned to the airports, which are the baggage security checkpoints and departure lounge; the information system of flight arrival and departure, and the signs located inside the terminal facilities managed by “AICM”.

VII.1.	Security checkpoints.- Areas designated for the different authorities to carry out their inspection and surveillance roles.

VII.2.	Departure lounge.- Restricted-access areas intended for the use of passengers about to get on board.

VII.3.

Signs.- Display of texts and graphic symbols (pictograms) used as guides and instruction to passengers, for they may identify visually the different areas, airport authorities and operators, as well as the entrances, exits, roles and responsibilities thereof.

VII.4.-	Information System of Flight Arrivals and Departures.- Visual and electromagnetic media that provide information concerning the flight arrivals and departures.

VII.5.-	Free Access Area.- Areas delimited from the entrance door of the Terminal Facilities and up to the restricted-access areas, intended for people to move freely.

VII.6.-	Restricted-access areas.- The areas delimited from the security check-point arcs of passengers and their hand luggage up to the boarding area.

VIII.	Arrival Manifest.- Document through which “CARRIER” reports its arrival operations at the airport.

IX.	Departure Manifest.- Document through which “CARRIER” represents under affidavit the information concerning the number of passengers being transported by it.

X.	Passenger.- Any person getting on board an aircraft who has a flight ticket, boarding pass, voucher, or receipt-check, and transported to a specific place as recorded in any of the said documents.

XI.

Air Transport Service Licensee.- National or foreign individuals or entities licensed to provide regular international air transport service, non-regular international/national air transport service, or commercial private air transport service.

XII.	Maximum Landing Weight (MLW).- Maximum landing weight contained in the technical specification manuals provided by the corresponding aircraft manufacturer.

XIII.

Maximum Takeoff Operational Weight.- The average considering the aircraft maximum takeoff weight (MTOW) and the maximum zero fuel weight (MZFW), which are indicated in the technical specification manuals provided by the corresponding aircraft manufacturer, or any document superseding it concerning the weight or the capacity of the aircrafts, duly approved by the aviation authority.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

CLIENT NO.: 4940 AGREEMENT NO.: 14052

For its application, the aircraft weight expressed in tons shall be rounded to 2 decimals by default or excess, depending on whether is lower than 5 or not, based on the remaining decimals.

XIV.

Operation Movement Report.- Document or electronic record of the times of the services provided to the aircrafts of CARRIER reflecting the daily operation of the airport, which must be validated by the operation personnel of “AICM” based on the events occurred.

XV.	SENEAM.- Decentralized body of the Ministry of Communications and Transport named Navigation Services in the Mexican Airspace.

XVI.

Airport Services.- For the purposes of this agreement, these are the services listed below that originally are the responsibility of the Holder of the Concession and which the Holder of the Concession provides directly or through third parties, in accordance with article 48 section I of the Airport Law and other applicable related articles and the Regulations thereof:

•	Landing Service,

•	Passenger Boarding Devices (Aerocares and Passenger Boarding Bridge),

•	Parking Service in the Boarding and Disembarking Platform,

•	Parking Service in the Long-Term or Overnight Platform,

•	Services of Inspection of Passengers and Their Hand luggage and the use of the Terminal facilities.

By mutual agreement between the parties, other airport services may be added as documented in an exhibit duly signed by both parties, which shall be an integral part hereof.

XVII.

Rate.- Compensation that must be paid by “CARRIER” in exchange for the provision of Airport Services, including the applicable rules or applicable conditions and restrictions, in accordance with the characteristics of the services hired.

XVIII.

Public air transport.- Regular air transport services and national/international nonregular air transport services provided under a concession or license, to transport passengers, cargo, mail or a combination thereof.

XIX.	“CARRIER”- Holders of the concession or Licensees of air transport service.

TWO: PURPOSE.- “AICM” agrees to provide the following services upon request of “CARRIER” to CARRIER’s company and the aircrafts listed in EXHIBIT ONE, as well as to the aircrafts specified in the second paragraph of representation II.5., at the airport Terminal located in Mexico City, except in the event of force majeure, act of nature or legal restrictions,:

a)

Landing Services: understood as the use of the runways, taxiways, lighting system, runway approach lighting system, the standardized visual approach slope indicator system, runway and taxiway lighting, and any other available visual assistance.

b)

Parking Service in Boarding and Disembarking Platform: understood as the assignment of position and stay in contact/remote platform, in order to perform the boarding and disembarking of passengers, cargo, mail and/or baggage, and the use of parking and position signs, as well as the lightning thereof, and the permanent parking areas at platform for land supporting equipment.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

CLIENT NO.: 4940 AGREEMENT NO.: 14052

c)

Parking Service in Prolonged Stay or Overnight Platform: understood as the stay in contact or remote platform for long-term periods, during which there is no boarding and/or disembarking of passenger, cargo, mail and/or baggage, and the use of parking and positions signs, as well as their lightning.

d)	Passenger Boarding Devices Services: understood as the use of Aerobridges and Aerocares.

e)

Screening Service of Passengers and Their Hand Luggage: understood as the use of automated and manual specialized equipment, archway metal/explosive detector, conveyor belt x-ray machine (ERPE) to inspect passengers and their hand luggage, as well as surveillance personnel qualified for this task.

f)

Access Right.- includes the access to and the use of the airport infrastructure by the personnel and equipment of CARRIER to carry out its duties as Concession Holder or Licensee concerning the Public Service of Air Transport within the airport, including when CARRIER is providing to itself the complementary services described in EXHIBIT TWO, provided that CARRIER demonstrates to “AICM” that CARRIER is in any of cases described in article 71 of the Regulations of the Law.

The parties agree that in the provision of any of the services described above in subsections “a” to “e”, the following services are implicitly included, without additional charges to “CARRIER”:

1.	Security and surveillance of the airport in the areas where the airport services subject matter herein are provided.

2.	The services of the rescue and fire fighting party (CREI), including people rescue.

3.	Restrooms for CARRIER’s employees and third service providers.

4.	Cleaning services of the area where the services subject matter herein are provided, as well as services relatives to environment protection.

The compensation in exchange for the Access Right is included in the payments “CARRIER” will make to “AICM” for the provision of the airport services subject matter herein.

As per the provisions in article 56 section IV of the Regulations of the Airport Law, “CARRIER” may hire on its own right complementary specific services of security and surveillance responding to its particular needs, [***]. In this regard, “AICM” shall waive the participation payment to companies providing services of private security in the following facilities: hangars, workshops, warehouses, buildings, storehouses, offices, check-in areas, and departure lounges, except for the service provided in the movement area.

“AICM” agrees, according to article 46 of the Airport Law, to provide, build and/or maintain appropriate and sufficient infrastructure, facilities, and equipment for the performance of the subject matter herein, including its modernization in accordance with the international standards, maintenance and general cleaning schedules, by assigning sufficient qualified human and technical resources to provide the airport services with security, efficiency and quality.

Similarly, “AICM” shall be responsible for maintaining the areas of the Terminal Facilities, movement and maneuvering areas, as well as the perimeter roads and the roads next to them, in optimal operation and cleanliness conditions, and for providing the necessary means to discharge the wastewater, lubricants and liquids characteristic of the air operation.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

CLIENT NO.: 4940 AGREEMENT NO.: 14052

THREE: COMPENSATION.- “CARRIER” shall pay “AICM” as compensation in exchange for the airport services herein the amount resulting from the application of the rates referred to in Clause FOUR herein, plus the corresponding Value Added Tax (VAT), which shall be transferred as per the provisions in the corresponding law.

FOUR: APPLICABLE RATES AND REGULATIONS.- The rates and regulations applicable to this agreement are those authorized by the Ministry of Finance and Public Credit as per the authorities granted thereto in articles 31 section X of the Internal Organization Law of the Federal Public Administration, and 15 section V of the Planning Law with the corresponding involvement of the Ministry of Communications and Transport (SCT), as long as “AICM” maintains its capacity as a state-owned entity, rates and regulations which were published in the Official Gazette of the Federation as per the terms referred to in representation number I.3 herein and are included in EXHIBIT THREE hereto.

The modifications to the rates for the services agreed upon herein, as well as the applicable regulations thereof shall be those approved and adjusted by the Ministry of Finance and Public Credit and, as the case may be, the Ministry of Communications and Transport (SCT), and the parties shall comply with the provisions in articles 134, 135 and 136 of the Regulations of the Airport Law and other applicable related regulations.

FIVE: INVOICE AND PAYMENT.- “AICM” shall invoice per operational periods of 7 (seven) days for all and every airport services provided, as per the rules set forth in clause FOUR herein.

The electronic invoices (CFDI) covering the airport services shall be issued by “AICM” to “CARRIER” as per the provisions in the Federal Fiscal Code (CFF) and “AICM” shall submit them at the website of AICM for their consultation and downloading (XML and PDF) using the code and password provided by the invoice provider and notified by “AICM” to “CARRIER”. The website may be accessed through the link www.aicm.com.mx in the section of electronic invoice (facturación electrónica).

Such invoices shall include the charges itemized; these may be consulted and downloaded by “CARRIER” or delivered through electronic means.

“CARRIER” agrees to make the payment of the total amount of the electronic invoice submitted to be charged by “AICM” plus the Value Added Tax (VAT), which shall be transferred as per the provisions in the Applicable Law no longer than the date agreed upon in EXHIBIT FOUR, without the need for any procedures for its collection. When the indicated payment day is a non-working day, such payment shall be done on the immediate subsequent working day.

“CARRIER” agrees and shall make the payments derived therefrom through electronic means in the following way.- Electronic fund transfer, when the operation is done from the same bank “HSBC MEXICO”, SOCIEDAD ANÓNIMA, INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO HSBC, using the agreement number 1637 and the RAP (Payment Automated Receipt) code, with a twelve-digit reference number provided by the Credit and Collection Management or, when the operation is done from a different bank, through the Interbank Electronic Payment System (SPEI) with the account CLABE (Standardized Bank Code), using the following eighteen-digit number: [***], adding the RAP code provided by the Credit and Collection Management, and the numerical reference [***].

Prior official notice from “AICM” 15 working days in advance, the payments may be done in different accounts as duly designated.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

CLIENT NO.: 4940 AGREEMENT NO.: 14052

Should “CARRIER” fails to pay the electronic invoices for the services subject matter herein on the date agreed upon in EXHIBIT FOUR, “CARRIER” agrees to pay the debt plus the DEFAULT INTEREST referred to in clause EIGHT hereof.

The time to make the payments is between 9:00 to 17:00; therefore, any payment after hours is deemed applicable on the next day and shall incur in the default interest described in clause EIGHT.

Any delay in the invoicing of the airport services that must be performed as per the specifications in this Clause shall be submitted by “AICM” to “CARRIER” for CARRIER to cover it in the immediate subsequent weekly period.

For the purposes of the invoice, application and, as the case may be, verification of the charges for the services subject matter herein, the following documents shall be use as data sources.

I.	The Operation Movement Report prepared daily in the airport by the operation areas of “AICM”.

II.	The arrival and departure manifest prepared and delivered by “CARRIER” to “AICM”.

III.	The service orders of Aerocares and Aerobridges prepared by the service provider per each service received and signed in conformity by “CARRIER”.

In case of nonconformity by “CARRIER, the verification of the information shall be subject to the provisions in clause NINE hereof and, in addition to the documents set forth in the prior sections, a copy of the following documents may be also submitted: NOTAM, aircraft flight logbook, fact-finding report filed to the Airport Commander’s Office, opinion issued by the Subcommittee on Delays, or any other document issued by the appropriate authority, where the reasons for a flight irregularity, delay or cancellation are documented.

SIX: MODIFICATION TO THE METHOD OF PAYMENT.- The parties mutually agree that when “CARRIER” fails to pay “AICM” as per the method and conditions agreed upon the airport services, after the term of 14 (fourteen) calendar days from the date the default is incurred had elapsed, the payment system may be modified as per the following rules:

The next Tuesday following the end of the term indicated in the preceding paragraph and every subsequent Tuesday, “CARRIER” shall make a weekly deposit in the way and manner set forth in Clause FIVE hereof, which shall be equivalent to the week average of the value of the airport service provisions corresponding to the last four weeks. With this funds, “AICM” will cover the value of the airport services corresponding to the week the deposit was made, but this modification in the payment method shall not waive CARRIER from its payment obligation relative to the debt and the corresponding DEFAULT INTEREST.

In case that the date established to make the deposit is preceded by a non-working day (including Saturday and Sunday), such payment shall be made on the working day immediately following the payment obligation day.

The amount of the deposit shall be reviewed and adjusted by “AICM”, considering differences between the amount of the deposit and the amount of the charges for the airport services, and it shall notify the resulting amount to “CARRIER” 8 (eight) calendar days in advance prior to the date such payment must be made.

When “CARRIER” fails to make the weekly deposit for the amount estimated and on the established date, “AICM” shall proceed, after 24 (twenty-four) hours, to suspend, without any responsibility whatsoever, to suspend the provision of the services subject matter of this agreement under the terms of the Airport Law and the Regulations thereof.

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CLIENT NO.: 4940 AGREEMENT NO.: 14052

“CARRIER” shall cover the amount of the outstanding invoices that causes the weekly deposit, including the default interest, up to its completely settlement, within maximum 14 (fourteen) calendar days, from the date when the payment default was incurred.

Should at the end of the term specified in the preceding paragraph, “CARRIER” have failed to pay the debt that is not an issue for nonconformities and have failed to deposit the amount thereof as per the provisions in the last paragraph of the clause concerning “nonconformities”, the airport services subject matter herein will be suspended, except for the landing service, without responsibility for “AICM”, until “CARRIER” pays such amount.

SEVEN: PAYMENT ALLOCATION.- The payment made by “CARRIER” shall be applied in the following order:

1.	Default interest set forth in Clause EIGHT when applicable.

2.	Airport Services hereunder, as per their invoice date.

3.	Any other outstanding concept hereunder.

The nonconformities pending to be solved by “AICM” are excluded from this order of preference.

EIGHT: DEFAULT INTEREST.- Should “CARRIER” fail to pay any invoices at the default date agreed upon in clause FIVE hereof, CARRIER agrees to pay “AICM” the equivalent default interest at an annualized rate which shall be applied on the outstanding balance of the total unpaid invoice, including VAT, for the time elapsed between the day following the payment deadline as indicated in EXHIBIT FOUR and until the date the total amount for the outstanding airport services is paid.

The default interest to be paid shall be the average resulting from considering, during the period the debt remains, the annualized rate stated in the following paragraph plus 4 (four) percentage points multiplied by a [***] factor. The result obtained shall be divided by 360 and then multiplied by the number of days elapsed from the default date until the settlement date.

For the purposes of the previous paragraph, the following shall be deemed the market rate: Interbank Balance Interest Rate (TIIE), published by the Banco de Mexico in the Official Gazette of the Federation, and any interest rate superseding or added to it.

NINE: NONCONFORMITIES.- In the event of any nonconformities by “CARRIER” respect of the amount to be paid as indicated in the electronic invoice, CARRIER shall submit its nonconformity to “AICM” within thirty (30) working days from the date the electronic invoice had been received.

The nonconformity shall be submitted in a sheet with letterhead or logo of institutional identification of “CARRIER”, including the electronic invoice data: number, amount, payment date, receipt date, charge concept, and amount of nonconformity; indicate the cause for the nonconformity with grounds and reasons, as well as whether the electronic invoice was paid totally or partially. The omission of this last data will not be a cause for inadmissibility of such nonconformity.

“AICM” shall solve based on grounds and reasons the nonconformities within a term no longer than thirty (30) working days following the submission of the nonconformity by “CARRIER”. In case “AICM” fails to solve the nonconformity within said term, such conformity shall be deemed applicable.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

CLIENT NO.: 4940 AGREEMENT NO.: 14052

“CARRIER” may choose to pay the total amount of the electronic invoice or exclude the amount corresponding to the nonconformity when paying the corresponding electronic invoice.

In the event that “CARRIER” pays the total electronic invoice and the nonconformity is solved in favor of “CARRIER”, “AICM” shall make a reimbursement by means of a credit note for the amount of the nonconformity plus the amount yielded due to default interest, which shall be estimated using the procedure indicated in clause EIGHT herein in “contrario sensu”.

“AICM” shall issue a credit note in favor of “CARRIER” within maximum thirty (30) working days following the resolution date thereof, which “CARRIER” may apply after having received such credit note.

In the event “CARRIER” makes the payment discounting the amount of the nonconformity and the nonconformity is deemed inadmissible for “CARRIER”, “CARRIER” shall pay the amount subject matter of the nonconformity, plus the default interest incurred, as per the provisions in clause EIGHT herein.

The nonconformities submitted to “AICM” after thirty (30) working days from the electronic invoice receipt by “CARRIER” shall be deemed inadmissible.

In case of delays or cancellations of flights for reason attributable to “AICM” due the lack or failure in the provision of the services subject matter herein. “CARRIER”, notwithstanding the legal actions it may bring about, may submit nonconformities in order to charge them. If these are admissible, “AICM” shall reimburse, as applicable, the amount paid by “CARRIER” under the terms set forth in this Clause.

To make clarifications on delays or cancellations it will be necessary for “CARRIER” to submit a copy of the NOTAM, Logbook, arrival manifest, departure manifest or of any fact-finding report filed to the Airport Commander’s Office, documenting the reasons for the delay or cancellation.

In case the nonconformity of “CARRIER” remains, and to avoid any default, “CARRIER” may deposit to “AICM” the amount corresponding to the nonconformity until it gets solved, with the rights of the “CARRIER” to exercise any actions “CARRIER” deems suitable being reserved.

The parties mutually agree that, in case that more than three documents concerning the same nonconformity are submitted, regardless of whether “AICM” had defined it as inadmissible, “CARRIER” may choose to request arbitration to the Ministry of Communications and Transport (SCT) and, as the case may be, if “CARRIER” deems its rights are affected by the decision issued by such authority, CARRIER may, if deemed necessary, bring the corresponding legal procedure.

TEN: AIRCRAFT INCLUSION.- In the event that “CARRIER” needs to include aircrafts additional to those listed in EXHIBIT ONE to be subject to the services hereunder, “CARRIER” shall notify in writing “AICM” within [***] working days in advance, with two (2) additional days following the operation date of the referred aircraft to provide a copy of the registration certificate, as well as copy of the Manufacturer’s Technical Specifications Manual of the corresponding aircraft or any document superseding them, specifying the maximum landing weight (MLW), the maximum take-off weight (MTOW), the maximum zero fuel weight (MZFW), and the passenger capacity, or any official document recording the aircraft registration, modification of weight and capacity duly approved by the aviation authority.

ELEVEN: AIRCRAFT EXCLUSION.- Should “CARRIER” desire to exclude aircrafts from the list in EXHIBIT ONE hereto, it shall notify in writing about it “AICM” within two (2) working days following the date the aircraft is removed from your fleet providing the type of aircraft, registration and series number.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

CLIENT NO.: 4940 AGREEMENT NO.: 14052

TWELVE: AIRPORT IDENTIFICATION CARDS.- The parties mutually agree that for the obtention of the necessary Airport Identification Cards, they shall submit to what is expressly stated in the regulations provided by the Ministry of Communications and Transport (SCT) through the Federal Agency of Civil Aviation and the Local Committee of Airport Security, on the authorization, issue, and use of the Identification Cards, as per the mandatory guidelines for requesting, issuing and using the definite and temporal Airport Identification Card with photography, issued by “AICM”.

THIRTEEN: INSTRUMENTS OR CONTROLS.- The parties agree that the AICM’s employees shall not operate in any manner whatsoever the instruments, controls or devices of the aircrafts of “CARRIER”, whose operation and handling shall be the exclusive responsibility of the people authorized therefor by “CARRIER”. Additionally, the personnel of “CARRIER” shall not operate in any manner whatsoever the equipment and instruments “AICM” uses to provide the services hereunder. Any party in default of the provisions in this Clause shall be responsible for the damages caused to the other party.

FOURTEEN: DEPARTURE MANIFEST.- The parties agree to use as base for the collection of the airport services the Departure Manifest form prepared by “CARRIER” to declare under penalty of perjury the data recorded therein concerning the technical and operational information as well as the information regarding the number of passengers being transported, information which “AICM” will use to invoice the services.

“CARRIER” shall prepare per each flight the Departure Manifest, delivering the original and copy thereof to “AICM” at the address notified by “AICM” in writing to “CARRIER” within [***] hours, from the flight departure hour, with working hours being from 07:00 to 21:00 local time. “AICM” shall acknowledge of receipt of one copy of said manifest. In case “AICM” does not have the manifest within the term provided because of the omission in their timely delivery by “CARRIER”, “AICM” will invoice the services based on the maximum capacity of the aircraft used for the flight, as referred to in the Pages of the Manufacturer’s Technical Specifications Manual of the corresponding aircraft or any document superseding it relative to the weight and capacity of the corresponding aircraft duly approved by the Aviation Authority.

For such purposes, “AICM” shall provide “CARRIER”, on a monthly basis and without any charge, with the Departure Manifest forms approved by the Aviation Authority, in the necessary quantity according to the number of operations carried out by “CARRIER” in the airport.

“AICM” and “CARRIER” mutually agree that such manifest, in the respective form, may be prepared and sent electronically upon approval by the competent authority.

For purposes of invoicing the airport services, the Departure Manifest received by “AICM” shall be used as data source; in case of nonconformity of “CARRIER”, the verification of the information shall be subject to the provisions in clause NINE herein.

“AICM” reserves its right to confirm, directly or through a third party, within no longer than 30 days following the receipt date of the Departure Manifest, the accuracy of the information; for such purposes, “CARRIER” agrees to make available for “AICM” any supporting flight documentation CARRIER has in the station for its control, as per the provisions set forth in the Regulations of the Civil Aviation Law.

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CLIENT NO.: 4940 AGREEMENT NO.: 14052

“CARRIER” agrees to pay the difference resulting from the omitted number of passengers, for the provision of the services of Inspection of Passengers and their Hand Luggage (ERPE), with the corresponding surcharges as set forth in clause EIGHT herein; and the AICM agrees to, for such purpose, carry out the nonconformity procedure set forth in clause NINE herein.

FIFTEEN: ARRIVAL MANIFEST.- The parties agree to use as base for the collection of the airport services the Arrival Manifest form prepared by “CARRIER” to declare under penalty of perjury the data recorded therein concerning the technical and operational information, which “AICM” will use to invoice the services.

“CARRIER” shall prepare per each flight the Arrival Manifest, delivering the original and copy thereof to “AICM” at the address notified by “AICM” in writing to “CARRIER” within [***] hours, from the flight arrival hour, with working hours being from 07:00 to 21:00 local time. “AICM” shall acknowledge of receipt of one copy of said manifest. In case “AICM” does not have the manifest within the term provided because of the omission in their timely delivery by “CARRIER”, “AICM” shall invoice the services based on the maximum capacity of the aircraft used for the flight, as referred to in the Pages of the Manufacturer’s Technical Specifications Manual of the corresponding aircraft or any document superseding it relative to the weight and capacity of the corresponding aircraft duly approved by the Aviation Authority.

For such purposes, “AICM” shall provide “CARRIER”, on a monthly basis and without any charge, with the Arrival Manifest forms approved by the Aviation Authority, in the necessary quantity according to the number of operations carried out by “CARRIER” in the airport.

“AICM” and “CARRIER” mutually agree that such manifest, in the respective form, may be prepared and sent electronically upon approval by the competent authority.

For purposes of invoicing the airport services, the Arrival Manifest received by “AICM” shall be used as data source; in case of nonconformity of “CARRIER”, the verification of the information shall be subject to the provisions in clause NINE herein.

SIXTEEN: TERMINATION.- When either party fails to comply with its obligations hereunder, the other party shall notify it in writing, indicating the noncompliance event, and the party in default shall have a five-(5)-working-day term from the notice to express in written whatever such party may deem in its best interest.

In the event the party in default remains silent during the term provided in the preceding paragraph, or what the party expresses is not admissible and the noncompliance continues, the party affected by the noncompliance may immediately request the corresponding legal termination as per the provisions in this agreement.

In such case, the party in default is not waived from the fulfillment of its pending obligations hereunder.

The noncompliance with any of the conditions set forth in this agreement by “CARRIER” shall not be a reason or cause to suspend other services hired and provided in the airport by “AICM”.

If either party fails to comply with its obligations to its employees.

SEVENTEEN: BONDS.- In order to secure the compliance with the obligations acquired hereunder, “CARRIER “ shall provide “AICM” within [***] working days following the formal delivery date of the agreement signed by the parties by “AICM”, a security which may be a Surety Bond, Standby Letter of Credit for Compliance or Cash Deposit or Mortgage Security, acceptable by and in favor of “AICM”, amounting to [***], which the party shall deliver under the terms and conditions set forth in EXHIBIT FIVE hereto, which, signed by the parties, is an integral part hereof.

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In case of agreement renewal, the bond amount shall be the monthly average of the consumption of the services subject matter herein received for the last 12 months.

In the event of new agreements, the bond shall be the amount of the estimated monthly consumption of the services subject matter herein, based on the information provided by “CARRIER”.

Because of the variations in consumption that may happen during the term hereof, “CARRIER” and “AICM” shall mutually agree on the amount for which the amendment agreement shall be entered into. The adjustments shall be done based on the annual average of the amounts derived from the consumption of the services provided plus the corresponding increases in the costs of said services in the same period.

The delivery of the bond referred to in the first paragraph of this Clause, in favor and at the satisfaction of “AICM”, as well as its term of duration are conditions for the obligation of “AICM” concerning the provision of the airport services hereunder to be deemed in force.

EIGHTEEN: RENEWAL OF BOND.- The bond referred to in the preceding clause shall be annually renewed for the term hereof, for which “CARRIER” shall provide a new document or an additional document renewing it or, as applicable, a change of the type of bond agreed upon by the parties within a ten-(10)-working-day term prior to the termination of any bond in force, and the renewed bond shall have the same provisions set forth in the previous clause.

The parties shall mutually agree the amount of the bond which shall be equivalent to the monthly average of the consumption of the services received for the last 12 months. The fact that “CARRIER” fails to deliver to “AICM” the additional documents to renew or extend the term of the bond as per the form and terms set forth in the preceding clause is a reason for “AICM” terminates this agreement.

NINETEEN: RESPONSIBILITIES AND INSURANCES.- “AICM”, under the terms set forth in article 76 of the Airport Law and 146 of the Regulations thereof, agrees that any damage caused to “CARRIER” in its aircrafts, assets, and/or third party’s property, injuries or death of any person, as well as any damage caused to the engines of its aircrafts in operation due to sucking of a foreign object (FOD) in the maneuvering areas (runways, taxiing areas, platforms) assigned for boarding or disembarking of passengers, attributable to “AICM” in accordance with the report issued by the competent authority, resulting from accidents occurred during the provisions of the services subject matter herein, shall be at “AICM” expenses and risks, and “AICM” shall be responsible for taking care of any claim, legal action or demand, and perform any necessary procedures until the resolution thereof; in case of damage where civil aircrafts are involved or affected, the provisions in article 81 of the Civil Aviation Law shall apply.

“CARRIER” and “AICM” shall hire each on its own and maintain an insurance with an Insurance Agency duly authorized under the provision set forth in the Civil Aviation Law and the Airport Law and the respective Regulations thereof, as per the standard guidelines applicable for the kind of activity they perform, with the obligation to cover the civil responsibility derived therefrom.

The parties shall submit to the procedure set by the corresponding Insurance Agency to claim the recovery of the damage covered in the respective insurance policy and, particularly, to the provisions set forth in the Insurance Contract Law. Additionally, the parties agree to deliver each their certificate issued by their respective insurance agency, defining the scopes and amounts of the insurance policies hired by each party within a 30-calendar-day term from the execution hereof, as well as the copy of the official document issued by the aviation authority documenting that the Insurance Certificate was duly registered in the Mexican Aviation Register.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

CLIENT NO.: 4940 AGREEMENT NO.: 14052

It is understood and agreed that the payment of any amount under the insurance for concept of repair for damages referred to in this clause shall not waive “AICM” or “CARRIER” from their obligations of paying any exceeding amounts not covered by the insurance, which shall still be the responsability of the debtor party.

The insurance contract of each party shall be registered in the Ministry of Communications and Transport (SCT) and shall be valid for the terms of this agreement and any extension thereof, as applicable.

TWENTY: PROCEDURE TO CLAIM DAMAGES CAUSED TO PROPERTY OF “CARRIER” AND/OR “AICM”.

The parties agree that during the term hereof and in case an accident and/or incident occurs during the provision of the services subject matter herein, they may choose to be submitted to any of the procedures listed below for claiming the indemnification of any damages caused by one party to the other.

I.- ADMINISTRATIVE PROCEDURE BEFORE THE MINISTRY OF COMMUNICATIONS AND TRANSPORT.

1.- If damage is caused to an aircraft, engine or elements thereof:

a)

The parties agree that, in case of an accident and/or incident and, as consequences thereof, damage are caused to any aircraft, engine or equipment used on land owned by or in possession of CARRIER, the presence of corresponding representatives of the Aviation Authority, “CARRIER”, and “AICM” shall be requested in the scene to witness the facts and file an administrative fact-finding report of the circumstances to the Airport Commander’s Office (hereinafter the “Aviation Authority); on this regard, both parties agree to provide the elements they may be required necessary for the proper filing of such report within a term no longer than five (5) working days, as well as to provide the necessary evidence to demonstrate their respective statements within a term no longer than twenty (20) working days; such term may not be extended by mutual agreement of the parties without prejudice of the term determined by the Aviation Authority.

b)

Once the report is filed, the Ministry of Communications and Transport (SCT) shall, as per the provisions in article 81 of the Civil Aviation Law, perform the corresponding investigation in order to determine the accident’s and/or incident’s probable causes, which will be used by the parties to determine the corresponding responsibilities.

c)

The parties agree to submit to and respect the scope of the probable cause opinion or decision issued by the Aviation Authority and, in case that, based on the evidence contained in such decision, it is decided that the damage was caused by any action or omission of “AICM”, “AICM” agrees to pay any damages caused to “CARRIER” resulting from such accident and/or incident.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

CLIENT NO.: 4940 AGREEMENT NO.: 14052

For the purposes of the payment referred to in the preceding subsection c), the parties mutually agree that, once the Aviation Authority decides on or determines the probable causes and such decision is favorable for “CARRIER”, “CARRIER” shall submit to the offices of “AICM” located in the airport a document requesting the payment of any expenses derived from repairs, damages, replacement of the damaged property, and consequential damages, accompanied by the corresponding supporting documents, on the understanding that “AICM” shall pay on its own or through its Insurance Agency the amount of the payment requested under such concepts, even when there may be any difference between this requested amount and the amount initially estimated by “CARRIER”, as well as the amounts not covered by the Insurance Agency, which shall remain to be the responsibility of “AICM”, who shall pay them to “CARRIER” as per the provisions in the following paragraph.

Once the request and supporting documents referred to in the preceding paragraph have been delivered, “AICM” shall immediately carry on the corresponding procedures to obtain the payment in favor of “CARRIER” with the Insurance Agency with which “AICM” has hired the Insurance Policy; therefore, once such procedures have been completed, “AICM” agrees to request its Insurance Agency to make the corresponding payment after “CARRIER” and the Insurance Agency had signed the document referred to as “Release and settlement of claim” (or other similar), for the Insurance Agency to make the corresponding payment within thirty (30) days following the execution thereof.

The amounts that remain unpaid by the Insurance Agency shall be directly paid by “AICM” to “CARRIER” within thirty (30) days following the execution of the document “Release and settlement of claim” referred to in the preceding paragraph.

2.- Damage caused to any property or equipment used to provide the appropriate services for the operations of “CARRIER”, other than its aircrafts or any of the parts thereof.

a)

If the damage is caused to any other property or equipment different from those listed in number one (1) above owned by, in possession of, or under the care of “CARRIER”, the parties may subject to the opinion issued by 2 experts in the matter, designated in mutual agreement, with the intermediation of the Ministry of Communications and Transport (SCT). The first of such experts shall be capable of certifying the condition or damage of the equipment, describing the damage suffered and the estimated amounts for its repair; the second of such experts shall determine the probable causes of the accident and/or incident.

b)	The parties agree to deliver the corresponding evidence and documents required by these experts for expert may issue their respective opinion.

c)	In case that the opinion issued by the experts determines that the damage is produced by any action or omission attributable to “AICM”, “AICM” shall pay “CARRIER” any corresponding damages.

For the purposes of the payment referred to in subsection c) above, the parties agree that right after the experts had solved or determined the probable causes of the accident and/or incident, as well as the estimated economic amounts for repairing the corresponding damages, and in the event that such decision or opinion is favorable for “CARRIER”, “CARRIER” shall deliver to the offices of “AICM” located at the Mexico City International Airport Benito Juarez, a letter requesting the payment for the expenses resulting from the damages repairs and/or property replacement, accompanied by any relevant supporting document, on the understanding that “AICM” shall pay the invoiced amount, even when there may be any difference between this amount and the amount initially estimated by “CARRIER”.

Once the letter and the documentation referred to in the preceding paragraph had been delivered, “AICM” agrees to carry out immediately the corresponding procedures to obtain the payment in favor of “CARRIER” with the Insurance with which “AICM” hired the mandatory Insurance Policy under the provisions in the Airport Law, and the amounts that remain unpaid by the Insurance Agency shall be directly paid by “AICM” to “CARRIER”, within thirty (30) days following the execution of the document “Release and settlement of claim” referred to in this procedure.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

CLIENT NO.: 4940 AGREEMENT NO.: 14052

3.- If the damage is caused to the property of “AICM”:

“CARRIER” agrees that in the event that the expert opinion result referred to in the preceding paragraphs states that “CARRIER” is the responsible party, the procedure described in this Clause shall be applied to “AICM”, and the amounts that remain unpaid by the Insurance Agency shall be directly paid by “CARRIER” to “AICM”, within thirty (30) days following the execution of the document “Release and settlement of claim” referred to in this procedure.

II. LEGAL PROCEDURES AT FEDERAL COURTS

The parties agree that in the event that “CARRIER” experiences damage in any of its aircrafts, engines or property and equipment used in land for the performance of its operations which are owned by, in possession of, or under the care of “CARRIER”, because of the provision of the airport services subject matter herein, which in CARRIER’s opinion are attributable to “AICM”, “CARRIER” may go to the competent Federal Courts in Mexico City to file any legal actions CARRIER deems suitable, without prejudice of the procedure bring about with the Aviation Authority, in order to obtain the repair and payment of the harms caused, as well as any damages derived therefrom.

Similarly, “AICM” may go to the competent Federal Courts in Mexico City to file any legal actions “AICM” deems suitable, in order to obtain the repair and payment of the harms caused to its property that, in AICM’s opinion, are attributable to CARRIER, as well as any damages derived therefrom.

III.- ARBITRATION PROCEDURES

The parties agree that, in case that “AICM” shall no longer be a State-Owned Entity, and this agreement continues in force, any disputes arising between the parties derived from the procedures set forth in this Clause shall be exclusively and definitely solved, at the election of the affected party, in accordance with applicable arbitration rules of the Mexico Arbitration Center (CAM), hereinafter “the rules”, by an arbitrator designated as per such rules.

The judgment issued by such arbitrator shall not be subject to any appeal.

This arbitration shall be carried out in Mexico City and, as for the procedures, the provisions in “the rules” shall be applicable and, as for the substance, the Commercial Code, the Civil Aviation Law and the Regulations thereof, the Airport Law and the Regulations thereof, the Federal Civil Code and the Federal Code of Civil Procedure shall be applicable.

Additionally, the parties agree to submit to the jurisdiction of the competent Federal Courts in Mexico City, for the recognition and enforcement of the judgment issued, and the parties waive expressly to any venue they may have right to because of their current or future address.

TWENTY-ONE: EMPLOYMENT RELATIONSHIPS.- “AICM” and “CARRIER”, respect of the employees they hire because of the services subject matter herein, shall be responsible for the compliance with their respective obligations under the legal provisions and other labor and social security regulations, as well as under the relevant agreements; therefore, the parties agree to respond in case of any labor dispute their respective employees file against it or against the other party concerning the services hereunder, and both parties mutually agree to hold the other party harmless from any claim.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

CLIENT NO.: 4940 AGREEMENT NO.: 14052

TWENTY-TWO: TERM.- The term hereof shall be three (3) years from January 1, 2021, to December 31, 2023, which may be extended prior agreement between the parties, and “CARRIER” may terminate it without any responsibility, prior written notice to “AICM” thirty (30) calendar days in advance, provided that any CARRIER’s obligations hereunder are fulfilled.

Additionally, the parties agree that this agreement shall be terminated without any responsibility for the parties in the event that, because of decree of the competent government authority, the operations in the Airport are no longer allowed or in case the AICM’s concession to manage or use the civil aerodrome is revoked; therefore, the parties hereby state that they do not reserve any action or right whatsoever to be exercised because of this reason.

Upon termination hereof, “CARRIER” shall pay “AIC any outstanding payments as per the provisions hereunder. “AICM” shall reimburse the outstanding amounts in favor of “CARRIER” and provide a solution to the nonconformities pending to be solved and/or in process derived from the termination hereof.

In case of termination hereof without amounts payable, as per paragraph first of article 55 of the Airport Law, “AICM” shall provide, in exchange of pay in cash and upon CARRIER’s request, any airport services subject matter hereunder, as per the agreements concerning the rates and application rules valid at the time of the service provision.

TWENTY-THREE: RIGHT ASSIGNMENT.- The parties agree that any of the parties may, prior written notice to the other party 60 calendar days in advance, assign or transfer the rights and obligations hereunder to any of their affiliates or any member of their group, regardless whether they are owned or not by the Federal Government (in the case of “AICM”), on the understanding that such third party shall be entirely submitted to the provisions agreed upon hereunder.

Moreover, the parties agree that, in the event of the case explained above, the revisions, updating and, as applicable, preparation of the necessary procedures shall be carried out in order to continue to comply with the obligations hereunder.

TWENTY-FOUR: NOTICES.- Any notices, advice, and in general, any communications the parties give each other hereunder, including services of summons, as the case may be, shall be delivered at the following addresses:

“AICM”

Aeropuerto Internacional Benito Juarez Ciudad de Mexico

Direccion Comercial y de Servicios

Sala “E2” Piso•3 del Area Internacional de la Terminal 1

Avenida Capitan Carlos Leon Gonzalez S/N

Colonia Peñon de los Baños

Alcaldia Venustiano Carranza

C.P. 15620, Mexico City.

“CARRIER”

Address for notices, advices and any communication in general	Tax Domicile

Av. Paseo de la Reforma Nº 243, Piso 25,	Av. Paseo de la Reforma Nº 243, Piso 25,
Colonia Cuauhtemoc,	Colonia Cuauhtemoc,
Alcaldia Cuauhtemoc,	Alcaldia Cuauhtemoc,
C.P. 06500, Mexico City	C.P. 06500, Mexico City

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

CLIENT NO.: 4940 AGREEMENT NO.: 14052

“CARRIER” shall notify in writing “AICM” fifteen (15) calendar days in advance about any change of address; otherwise, any notices, services and summons delivered at the address indicated above shall be deemed effective for any legal purposes; as well as any modification to its bylaws, such as a change in is commercial or business name, its shareholders, any merge, divestiture or similar procedure, to its way of administration, etcetera, and, as the case may be, to the authority of its attorneys-in-fact, attaching the relevant documentation.

TWENTY-FIVE: ENTIRE AGREEMENT. Any other agreement or understanding on the subject matter herein previously entered into between the parties shall be deemed superseded from the effective date hereof.

TWENTY-SIX: GOVERNING LAW.- The parties agree to submit strictly, for the provisions of the airport services subject matter herein, to any and every Clause herein, as well as to the terms, requirements, and procedures provided by the Airport Law and the Regulations thereof, the International Agreements, the Federal Civil Code, the Federal Code of Civil Procedures, the Civil Aviation Law and the Regulations thereof, as well as any other applicable legal regulations

TWENTY-SEVEN: JURISDICTION AND COMPETENCE.- For the construction and enforcement hereof, the parties expressly submit to the jurisdiction and competence of the competent Federal Courts in Mexico City, waiving to any other venue they may have right to.

The parties declare that, when entering into this agreement, there is no defect of consent that may invalidate or nullify this instrument; therefore, the parties having understood the content and legal scope hereof, sign this agreement in conformity in four counterparts, at Mexico City, on December 31, 2020.

“AICM”	“CARRIER”

/s/ Alejandro Musi Letayf	/s/ Diego Hernanz Martin Del Campo
MR. ALEJANDRO MUSI LETAYF ATTORNEY-IN-FACT OF THE AEROPUERTO INTERNACIONAL DE LA CIUDAD DE MÉXICO, S.A. DE C.V.	MR. DIEGO HERNANZ MARTIN DEL CAMPO ATTORNEY-IN-FACT OF AEROLITORAL, S.A. DE C.V.

TECHNICAL AND ECONOMIC REVIEW	“CARRIER”

/s/ Alejandra P. Leon Maldonado	/s/ Daniel Martinez Martinez
MRS. ALEJANDRA P. LEON MALDONADO MANAGER OF AIRPORT SERVICES ASSISTANCE OF SERVICIOS AEROPORTUARIOS DE LA CIUDAD DE MÉXICO, S.A. DE C.V.	MR. DANIEL MARTINEZ MARTINEZ ATTORNEY-IN-FACT OF AEROLITORAL, S.A. DE C.V.

THE SIGNATURES IN THIS PAGE CORRESPOND TO THE SIGNATURES STAMPED IN THE AIRPORT SERVICES AGREEMENT ENTERED BY AND BETWEEN AEROPUERTO INTERNACIONAL DE LA CIUDAD DE MÉXICO, S.A. DE C.V. AND AEROLITORAL, S.A. DE C.V., THROUGH THEIR ATTORNEYS-IN-FACT, ON DECEMBER 31, 2020.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

CLIENT NO.: 4940 AGREEMENT NO.: 14052

ANNEX ONE

LIST OF “CARRIER’S” AIRCRAFT

[Omitted]

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

CLIENT NO.: 4940 AGREEMENT NO.: 14052

ANNEX TWO:

“SELF-PROVISION AND/OR AUTHORIZATION FOR THE ISSUANCE OF AIRPORT

IDENTIFICATION CARDS (TIA) TO AFFILIATES”

SELF-PROVISION

[Omitted]

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

CLIENT NO.: 4940 AGREEMENT NO.: 14052

ANNEX THREE

RATE APPLICATION RULES

[Omitted]

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

CLIENT NO.: 4940 AGREEMENT NO.: 14052

ANNEX FOUR

DELIVERY SCHEDULE FOR ELECTRONIC INVOICES AND PAYMENT DATES

[Omitted]

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

CLIENT NO.: 4940 AGREEMENT NO.: 14052

ANNEX FIVE

TERMS AND CONDITIONS UNDER WHICH THE PERFORMANCE BOND OF CLAUSE

SEVENTEEN OF THE AGREEMENT OF WHICH THIS ANNEX IS PART MUST BE FILED.

BOND

[Omitted]